UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2018

The McClatchy Company

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9824	52-2080478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Q Street
Sacramento, CA 95816

(Address of principal executive offices, including zip code)

(916) 321-1844

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                Entry into a Material Definitive Agreement.

On December 18, 2018, The McClatchy Company (the “Company” or “McClatchy”) entered an Indenture (the “Indenture”), among the Company, subsidiaries of the Company party thereto as guarantors and The Bank of New York Mellon, as trustee and collateral agent (the “Trustee”), pursuant to which the Company issued $193,466,000 aggregate principal amount of 6.875% Senior Secured Junior Lien Notes due 2031 (the “Notes”). The Notes were issued to affiliates of Chatham Asset Management, LLC (“Chatham”) in exchange for an equal principal amount of term loan (the “Tranche B Junior Term Loan”) under the Junior Lien Term Loan Credit Agreement, dated as of July 16, 2018, among the Company, the guarantors party thereto, the lenders party thereto and The Bank of New York Mellon, as administrative agent and collateral agent. The Notes are of substantially similar character as the Tranche B Junior Term Loan. As a result of this transaction, the Tranche B Junior Term Loan has been fully extinguished.

The Notes mature on July 15, 2031, and bear interest at a rate of 6.875% per annum. Interest on the Notes is payable semi-annually on January 15 and July 15 of each year, commencing on January 15, 2019.

The Company may also redeem some or all of the Notes at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the redemption date and a “make-whole” premium.

The Indenture contains covenants that, among other things, restrict the ability of the Company and its restricted subsidiaries to:

•	incur certain additional indebtedness and issue preferred stock;

•	make certain distributions, investments and other restricted payments;

•	sell assets;

•	agree to any restrictions on the ability of restricted subsidiaries to make payments to the Company;

•	create liens;

•	merge, consolidate or sell substantially all of the Company’s and the Company’s subsidiaries’ assets, taken as a whole; and

•	enter into certain transactions with affiliates.

These covenants are subject to a number of other limitations and exceptions set forth in the Indenture.

The Indenture provides for customary events of default, including, but not limited to, failure to pay principal and interest, failure to comply with covenants, agreements or conditions, and certain events of bankruptcy or insolvency involving the Company and its significant subsidiaries. In the case of an event of default arising from specified events of bankruptcy or insolvency, all outstanding Notes under the Indenture will become due and payable immediately without further action or notice. If any other event of default under the Indenture occurs or is continuing, the Trustee or holders of at least 25% in aggregate principal amount of the then outstanding Notes under the Indenture may declare all of such Notes to be due and payable immediately.

The description of the Notes and Indenture contained herein is qualified in its entirety by reference to the text of the Indenture and the form of Note, which are attached as Exhibits 4.1 and 4.2 hereto, and incorporated herein by reference.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 9.01               Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 18, 2018, among the Company, subsidiaries of the Company party thereto as guarantors and The Bank of New York Mellon, as trustee and collateral agent
4.2	Form of Note (included in Exhibit 4.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The McClatchy Company

Date: December 18, 2018	/s/ Billie McConkey
Billie McConkey, Vice President, Human Resources, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 18, 2018, among the Company, subsidiaries of the Company party thereto as guarantors and The Bank of New York Mellon, as trustee and collateral agent
4.2	Form of Note (included in Exhibit 4.1)